EXHIBIT 21

CANTEL MEDICAL CORP.
Subsidiaries of Registrant

Cantel (Canada) Inc.	(Incorporated under the laws of Ontario, Canada)
Medivators Inc.	(Incorporated under the laws of Minnesota)
Medivators B.V.	(Incorporated under the laws of the Netherlands)
Cantel Medical Asia/Pacific Pte. Ltd.	(Incorporated under the laws of Singapore)
Mar Cor Purification, Inc.	(Incorporated under the laws of Pennsylvania)
Crosstex International, Inc.	(Incorporated under the laws of New York)
SPS Medical Supply Corp.	(Incorporated under the laws of New York)
Cantel Medical International LLC	(Organized under the laws of Delaware)
CMCI C.V.	(Incorporated under the laws of the Netherlands)
Cantel Medical International B.V.	(Incorporated under the laws of the Netherlands)
Cantel (Belgium) BVBA	(Incorporated under the laws of Belgium)
Cantel Medical (UK) Limited	(Incorporated under the laws of England and Wales)
Cantel Lanka (Pvt) Ltd.	(Incorporated under the laws of Sri Lanka)
Cantel Medical (Italy) S.r.l.	(Incorporated under the laws of Italy)
Cantel Medical Devices (China) Co., Ltd.	(Incorporated under the laws of China)
Cantel (UK) Limited	(Incorporated under the laws of England and Wales)
Medical Innovations Group Limited	(Incorporated under the laws of England and Wales)
Medi-Cart International Limited	(Incorporated under the laws of England and Wales)
Accutron, Inc.	(Incorporated under the laws of Arizona)
Cantel Medical (Hong Kong) Limited	(Incorporated under the laws of Hong Kong)
Cantel Medical (Malaysia) Sdn. Bhd.	(Incorporated under the laws of Malaysia)
Cantel Middle East FZ-LLC	(Incorporated under the laws of Dubai (UAE))
Cantel (Germany) GmbH	(Incorporated under the laws of Germany)
Cantel (France) SAS	(Incorporated under the laws of France)
Cantel (Australia) PTY LTD	(Incorporated under the laws of Australia)
TIV Technisches Institut fur Validierung GmbH	(Incorporated under the laws of Germany)
Cantel (Production) Germany GmbH	(Incorporated under the laws of Germany)
BHT Hygienetechnik Holding GmbH	(Incorporated under the laws of Germany)
BHT Hygienetechnik GmbH	(Incorporated under the laws of Germany)
Omnia S.r.l.	(Incorporated under the laws of Italy)
Bior Medica S.r.l.	(Incorporated under the laws of Italy)
Omnia Dental S.L.	(Incorporated under the laws of Spain)
Camark S.A.	(Incorporated under the laws of Greece)
Omnia LLC	(Incorporated under the laws of Pennsylvania)
Jet Prep. Ltd	(Incorporated under the laws of Israel)